Exhibit 99.1

          Clayton Williams Energy Announces 2006 Third Quarter Results


     MIDLAND, Texas--(BUSINESS WIRE)--Nov. 9, 2006--Clayton Williams Energy, Inc. (NASDAQ:CWEI) reported net income for the third quarter of 2006 of $5.3 million, or $.48 per share, as compared to a net loss of $2 million, or $.19 per share, for the third quarter of 2005. Cash flow from operations for the third quarter of 2006 was $39.4 million, as compared to $50.4 million during the same period in 2005.

     For the nine months ended September 30, 2006, the Company reported net income of $26.7 million, or $2.38 per share, as compared to a net loss of $1.1 million, or $.10 per share, for the same period in 2005. Cash flow from operations for the nine-month period in 2006 was $116.5 million, as compared to $126.6 million during the same period in 2005.

     Oil and gas sales for the third quarter of 2006 totaled $61.5 million compared to $65.7 million for the same quarter in 2005. Of the $4.2 million decrease in oil and gas sales, lower oil and gas prices accounted for a decrease of $2.2 million and lower oil and gas production volumes accounted for the remaining $2 million decrease. Oil production for the third quarter of 2006 dropped slightly to 532,000 barrels, or 5,783 barrels per day, from 537,000 barrels, or 5,837 barrels per day in the 2005 quarter. Gas production decreased 4% to 3.7 Bcf, or 40,630 Mcf per day, from 3.9 Bcf, or 42,359 Mcf per day in the 2005 quarter. Average realized oil prices in the third quarter of 2006 increased 12% from $59.95 to $67.27 per barrel, while gas prices decreased 22% from $7.98 to $6.26 per Mcf. Average realized prices for 2006 and 2005 exclude the effects of any gains or losses realized on commodity hedging transactions since those derivatives were not designated as cash flow hedges and have been reported in the Company's statements of operations as gain/loss on derivatives under applicable accounting standards.

     For the third quarter of 2006, the Company reported a $26.7 million net gain on derivatives, consisting of a $28.4 million non-cash gain to mark the Company's derivative positions to their fair value on September 30, 2006 and a $1.7 million charge for cash settlements during the quarter. For the same period in 2005, the Company reported a $28.8 million net loss on derivatives, consisting of a $20.8 million non-cash mark-to-market loss and an $8 million charge for cash settlements.

     Exploration costs related to abandonments and impairments were $19.7 million during the third quarter of 2006, of which $8.1 million was attributable to the Apache Louisiana Minerals 73-1 (Abigail) in South Louisiana, $5.9 million was attributable to two exploratory wells on the Focus Ranch unit in Colorado, $2.9 million was primarily due to acreage impairments in West Texas and $2.1 million was attributable to the Weyerhaeuser #1 (Frazier Creek) in North Louisiana. The Company's exploration costs were $13.9 million in the third quarter of 2005.

     The Company recorded a non-cash charge during the third quarter of 2006 of $12.9 million for an impairment of proved properties pursuant to Statement of Financial Accounting Standards No. 144 "Accounting for Impairment or Disposal of Long-Lived Assets." The impairment, which applied to two areas in West Texas and one area in South Louisiana, was required to reduce the carrying value of these proved properties to their estimated fair market value.

     The Company will host a conference call to discuss these results and other forward-looking items today, November 9th at 1:30 pm CT (2:30 pm ET). The dial-in conference number is: 800-901-5213, passcode 59083952. The replay will be available for one week at 888-286-8010, passcode 12038883.

     To access the conference call via Internet webcast, please go to the Investor Relations section of the Company's website at www.claytonwilliams.com and click on "Live Webcast." Following the live webcast, the call will be archived for a period of 90 days on the Company's website.

     Clayton Williams Energy, Inc. is an independent energy company located in Midland, Texas.

     Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, production variance from expectations, volatility of oil and gas prices, the need to develop and replace reserves, the substantial capital expenditures required to fund operations, exploration risks, uncertainties about estimates of reserves, competition, government regulation, costs and results of drilling new projects, and mechanical and other inherent risks associated with oil and gas production. These risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

                TABLES AND SUPPLEMENTAL INFORMATION FOLLOW . . .


                          CLAYTON WILLIAMS ENERGY, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                        (In thousands, except per share)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------
REVENUES
 Oil and gas sales               $61,519  $65,739  $188,143  $190,536
 Natural gas services              2,905    2,572     8,890     7,703
 Drilling rig services             1,801       --     2,175        --
 Gain on sales of property and
  equipment                          164   16,832       916    18,911
                                --------- -------- --------- ---------
  Total revenues                  66,389   85,143   200,124   217,150
                                --------- -------- --------- ---------

COSTS AND EXPENSES
 Production                       16,467   16,981    47,363    43,408
 Exploration:
  Abandonments and impairments    19,650   13,863    35,822    31,563
  Seismic and other                3,678    5,123     9,366     7,576
 Natural gas services              2,730    2,450     7,820     7,241
 Drilling rig services             1,157       --     1,373        --
 Depreciation, depletion and
  amortization                    17,686   11,568    48,378    36,148
 Impairment of proved
  properties                      12,914       --    12,914        --
 Accretion of abandonment
  obligations                        428      291     1,224       858
 General and administrative        3,086    5,483    11,405    11,135
 Loss on sales of property and
  equipment                           69      100        82       132
                                --------- -------- --------- ---------
  Total costs and expenses        77,865   55,859   175,747   138,061
                                --------- -------- --------- ---------
  Operating income (loss)        (11,476)  29,284    24,377    79,089
                                --------- -------- --------- ---------

OTHER INCOME (EXPENSE)
 Interest expense                 (5,328)  (5,503)  (14,628)  (10,435)
 Gain (loss) on derivatives       26,734  (28,766)   25,407   (73,692)
 Other                            (1,583)   1,317      (515)    2,413
                                --------- -------- --------- ---------
  Total other income (expense)    19,823  (32,952)   10,264   (81,714)
                                --------- -------- --------- ---------

Income (loss) before income
 taxes                             8,347   (3,668)   34,641    (2,625)

Income tax (expense) benefit      (2,842)   1,628    (7,754)    1,543

Minority interest, net of tax       (156)      --      (196)       --

                                --------- -------- --------- ---------
NET INCOME (LOSS)                 $5,349  $(2,040)  $26,691   $(1,082)
                                ========= ======== ========= =========


Net income (loss) per common
 share:
 Basic                             $0.49   $(0.19)    $2.46    $(0.10)
                                ========= ======== ========= =========
 Diluted                           $0.48   $(0.19)    $2.38    $(0.10)
                                ========= ======== ========= =========

Weighted average common shares
 outstanding:
 Basic                            10,850   10,810    10,847    10,800
                                ========= ======== ========= =========
 Diluted                          11,205   10,810    11,220    10,800
                                ========= ======== ========= =========


                          CLAYTON WILLIAMS ENERGY, INC.
                           CONSOLIDATED BALANCE SHEETS
                                 (In thousands)

                                     ASSETS

                                            September 30, December 31,
                                                2006          2005
                                            ------------- ------------
                                             (Unaudited)
CURRENT ASSETS
 Cash and cash equivalents                        $8,746       $5,935
 Accounts receivable:
  Oil and gas sales, net                          24,616       28,317
  Joint interest and other, net                    9,359        6,972
  Affiliates                                       1,452          254
 Inventory                                        41,308       43,753
 Deferred income taxes                               426          439
 Fair value of derivatives                        16,314          191
 Prepaids and other                                1,840        2,581
                                            ------------- ------------
                                                 104,061       88,442
                                            ------------- ------------
PROPERTY AND EQUIPMENT
 Oil and gas properties, successful efforts
  method                                       1,188,416    1,037,862
 Natural gas gathering and processing
  systems                                         18,049       18,034
 Contract drilling equipment                      47,855           --
 Other                                            15,369       12,396
                                            ------------- ------------
                                               1,269,689    1,068,292
 Less accumulated depreciation, depletion
  and amortization                              (655,726)    (594,225)
                                            ------------- ------------
  Property and equipment, net                    613,963      474,067
                                            ------------- ------------

OTHER ASSETS
 Debt issue costs                                  7,992        8,557
 Advances to drilling rig joint venture               --       10,329
 Fair value of derivatives                         2,673          127
 Other                                            14,229        5,813
                                            ------------- ------------
                                                  24,894       24,826
                                            ------------- ------------

                                                $742,918     $587,335
                                            ============= ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Accounts payable:
  Trade                                          $69,935      $59,861
  Oil and gas sales                               14,528       18,236
  Affiliates                                       3,319        2,857
 Current maturities of long-term debt              8,011           19
 Fair value of derivatives                        29,630       33,670
 Accrued liabilities and other                     5,650        9,611
                                            ------------- ------------
                                                 131,073      124,254
                                            ------------- ------------
NON-CURRENT LIABILITIES
 Long-term debt                                  367,157      235,700
 Deferred income taxes                            44,782       37,042
 Fair value of derivatives                        29,730       49,705
 Other                                            22,868       20,343
                                            ------------- ------------
                                                 464,537      342,790
                                            ------------- ------------
STOCKHOLDERS' EQUITY:
 Preferred stock, par value $.10 per share            --           --
 Common stock, par value $.10 per share            1,085        1,082
 Additional paid-in capital                      107,431      107,108
 Retained earnings                                38,792       12,101
                                            ------------- ------------
                                                 147,308      120,291
                                            ------------- ------------

                                                $742,918     $587,335
                                            ============= ============


                          CLAYTON WILLIAMS ENERGY, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------- -------------------
                                 2006      2005      2006      2005
                               --------- --------- --------- ---------

CASH FLOWS FROM OPERATING
 ACTIVITIES
 Net income (loss)               $5,349   $(2,040)  $26,691   $(1,082)
 Adjustments to reconcile net
  income (loss) to cash
  provided by operating
  activities:
      Depreciation, depletion
       and amortization          17,686    11,568    48,378    36,148
      Impairment of proved
       properties                12,914        --    12,914        --
      Exploration costs          19,650    13,863    35,822    31,563
      Accretion of abandonment
       obligations                  428       291     1,224       858
      Gain on sales of
       property and equipment,
       net                          (95)  (16,732)     (834)  (18,779)
      Deferred income taxes       2,842    (1,421)    7,754    (1,465)
      Non-cash employee
       compensation                 500     1,748     1,651     2,468
      Unrealized (gain) loss
       on derivatives           (28,401)   20,846   (42,684)   56,067
      Settlements on
       derivatives with
       financing elements         7,803     7,632    23,311    17,428
      Amortization of debt
       issue costs                  287     1,961     1,022     2,631
      Minority interest, net
       of tax                       156        --       196        --

 Changes in operating working
  capital:
      Accounts receivable            30    (2,337)      116    (3,474)
      Accounts payable            2,930    13,462     3,073     3,301
      Other                      (2,645)    1,562    (2,152)      967
                               --------- --------- --------- ---------
         Net cash provided by
          operating activities   39,434    50,403   116,482   126,631
                               --------- --------- --------- ---------

CASH FLOWS FROM INVESTING
 ACTIVITIES
    Additions to property and
     equipment                  (53,749)  (47,787) (188,606) (126,788)
    Additions to equipment of
     Larclay JV                 (14,519)       --   (46,126)       --
    Proceeds from sales of
     property and equipment         399    21,101     1,083    23,252
    Other                         4,551    (3,972)    3,665   (11,336)
                               --------- --------- --------- ---------
         Net cash used in
          investing activities  (63,318)  (30,658) (229,984) (114,872)
                               --------- --------- --------- ---------

CASH FLOWS FROM FINANCING
 ACTIVITIES
    Proceeds from long-term
     debt                        14,000   212,900    93,700   225,000
    Proceeds from long-term
     debt of Larclay JV           9,564        --    45,761        --
    Repayments of other long-
     term debt                       --  (177,500)      (12) (177,500)
    Proceeds from sale of
     common stock                    --       288       175       288
    Payment of debt issue
     costs                           --    (7,964)       --    (7,964)
    Settlements on derivatives
     with financing elements     (7,803)   (7,632)  (23,311)  (17,428)
                               --------- --------- --------- ---------
         Net cash provided by
          financing activities   15,761    20,092   116,313    22,396
                               --------- --------- --------- ---------

NET INCREASE (DECREASE) IN
 CASH
AND CASH EQUIVALENTS             (8,123)   39,837     2,811    34,155

CASH AND CASH EQUIVALENTS
    Beginning of period          16,869    10,677     5,935    16,359

                               --------- --------- --------- ---------
    End of period                $8,746   $50,514    $8,746   $50,514
                               ========= ========= ========= =========


                          Clayton Williams Energy, Inc.
                        Summary Production and Price Data
                                   (Unaudited)

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
                                ------------------ -------------------
                                  2006      2005     2006      2005
                                --------- -------- --------- ---------

Average Daily Production:
  Natural Gas (Mcf):
   Permian Basin                  13,804   17,300    14,455    16,512
   Louisiana                      15,059    8,528    13,339    12,777
   Austin Chalk (Trend)            2,102    2,672     2,704     2,443
   Cotton Valley Reef Complex      9,083   13,336    10,073    15,972
   Other                             582      523       517       666
                                --------- -------- --------- ---------
         Total                    40,630   42,359    41,088    48,370
                                ========= ======== ========= =========

  Oil (Bbls):
   Permian Basin                   3,102    3,131     3,196     3,248
   Louisiana                         899      809       975     1,258
   Austin Chalk (Trend)            1,719    1,839     1,789     1,927
   Other                              63       58        55        54
                                --------- -------- --------- ---------
         Total                     5,783    5,837     6,015     6,487
                                ========= ======== ========= =========

  Natural gas liquids (Bbls):
   Permian Basin                     230      261       238       238
   Austin Chalk (Trend)              260      220       271       316
   Other                              64       84        44       124
                                --------- -------- --------- ---------
         Total                       554      565       553       678
                                ========= ======== ========= =========

Total Production:
  Natural Gas (MMcf)               3,738    3,897    11,217    13,205
  Oil (MBbls)                        532      537     1,642     1,771
  Natural gas liquids (MBbls)         51       52       151       185
                                --------- -------- --------- ---------
  Gas Equivalents (MMcfe)          7,236    7,431    21,975    24,941


Average Realized Prices (a):
  Gas ($/Mcf):                     $6.26    $7.98     $6.74     $6.88
                                ========= ======== ========= =========
  Oil ($/Bbl):                    $67.27   $59.95    $64.70    $52.39
                                ========= ======== ========= =========
  Natural gas liquids ($/Bbl)     $43.79   $37.00    $40.15    $31.70
                                ========= ======== ========= =========

Gains (Losses) on settled
 derivative contracts (a):
  ($ in thousands, except per
   unit)
    Gas:
     Net realized gain (loss)     $5,543  $(2,023)   $2,478   $(2,585)
     Per unit produced ($/Mcf)     $1.48   $(0.52)    $0.22    $(0.20)

    Oil:
     Net realized loss           $(7,328) $(5,935) $(19,923) $(14,918)
     Per unit produced ($/Bbl)   $(13.77) $(11.05)  $(12.13)   $(8.42)



                         CLAYTON WILLIAMS ENERGY, INC.
                  Notes to tables and supplemental information


(a) Hedging gains (losses) are only included in the determination of the Company's average realized prices if the underlying derivative contracts are designated as cash flow hedges under applicable accounting standards. The Company did not designate any of its 2006 or 2005 derivative contracts as cash flow hedges. This means that the Company's derivatives for 2006 and 2005 have been marked-to-market through its statement of operations as other income/expense instead of through accumulated other comprehensive income on the Company's balance sheet. This also means that all realized gains/losses on these derivatives are reported in other income/loss instead of as a component of oil and gas sales.

(b) The accompanying consolidated financial statements include the accounts of Larclay JV, a drilling rig joint venture formed with Lariat Services, Inc. ("Lariat") in April 2006 to own and operate twelve new drilling rigs. Although the Company and Lariat own equal interests in Larclay JV, the Company meets the definition of the primary beneficiary of Larclay JV's expected cash flows under Financial Interpretation No. 46R, "Consolidation of Variable Interest Entities - an interpretation of ARB No. 51 (as amended)" ("FIN 46R"). Accordingly, the Company is required to include the accounts of Larclay JV in the Company's consolidated financial statements. Lariat's net equity in the assets, liabilities and operations of Larclay JV are reflected as minority interest accounts in the Company's consolidated financial statements. The Company's intercompany accounts with Larclay JV have been eliminated in consolidation.

(c) In May 2006, the State of Texas adopted House Bill 3, which modified the state's franchise tax structure, replacing the previous tax based on capital or earned surplus with a margin tax (the "Texas Margin Tax") effective with franchise tax reports filed on or after January 1, 2008. The Texas Margin Tax is computed by applying the applicable tax rate (1% for the Company's business sector) to the profit margin, which is generally determined by total revenue less either cost of goods sold or compensation, as applicable. Although House Bill 3 states that the Texas Margin Tax is not an income tax, the Company believes that Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes ("SFAS 109") applies to the Texas Margin Tax. Accordingly, the Company has computed its consolidated deferred tax liability based on its current interpretation of the Texas Margin Tax, resulting in a reduction of deferred tax expense during the nine months ended September 30, 2006 of $4.1 million.

The Company's effective federal and state income tax rate for the nine months ended September 30, 2006 of 22.4% differed from the statutory federal rate of 35% due to reductions in the tax provision related to the adoption of the Texas Margin Tax and statutory depletion, offset in part by certain non-deductible expenses.

    CONTACT: Clayton Williams Energy, Inc., Midland
             Patti Hollums, 432-688-3419
             Director of Investor Relations
             cwei@claytonwilliams.com
             www.claytonwilliams.com
             or
             Mel G. Riggs, 432-688-3431
             Chief Financial Officer